SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)

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TASER International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
VOTING
PROPOSAL ONE: ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION

TASER INTERNATIONAL, INC.
17800 North 85th Street
Scottsdale, Arizona 85255

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 24, 2006

To Our Stockholders:
      The 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of TASER International, Inc. (the “Company”) will be held at 10:00 a.m. (Scottsdale time) on Wednesday, May 24, 2006 at the Company’s principal executive office/manufacturing/warehouse building located at 17800 North 85th Street, Scottsdale, Arizona 85255 for the following purposes:

1.	Electing two Class C directors of the Company for a term of three years;

2.	Ratifying the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2006; and

3.	Transacting such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
      Only holders of the Company’s Common Stock at the close of business on March 27, 2006 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Stockholders may vote in person or by proxy. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by stockholders at the time and place of the Annual Meeting and during ordinary business hours, for a period of 10 days prior to the Annual Meeting, at the principal executive offices of the Company, 17800 North 85th Street, Scottsdale, Arizona 85255.

By Order of the Board of Directors,

/s/ DOUGLAS E. KLINT

Douglas E. Klint
Corporate Secretary
Scottsdale, Arizona
April 10, 2006
YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

TASER INTERNATIONAL, INC.
17800 North 85th Street
Scottsdale, Arizona 85255
PROXY STATEMENT
2006 Annual Meeting of Stockholders

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of TASER International, Inc. (the “Company”) of proxies to be voted at the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company to be held at 10:00 a.m. (Scottsdale time) on Wednesday, May 24, 2006 at the Company’s principal executive office office/manufacturing/warehouse building located at 17800 North 85th Street, Scottsdale, Arizona 85255, and at any adjournments or postponements thereof. If proxies in the accompanying form are properly executed, dated and returned prior to the voting at the Annual Meeting, the shares of Common Stock represented thereby will be voted as instructed on the proxy. If no instructions are given on a properly executed and returned proxy, the shares of Common Stock represented thereby will be voted for election of the directors, for ratification of the appointment of the independent registered public accounting firm and in support of the recommendations of management on such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
      Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Secretary of the Company, by delivering a duly executed proxy bearing a later date, or by the vote of a stockholder cast in person at the Annual Meeting. The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage houses, banks and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxies and proxy material to their principals. In addition to solicitation by mail, proxies may be solicited personally by the Company’s officers and employees, or by telephone, facsimile or electronic transmission or express mail. This proxy statement is first being mailed to stockholders on or about April 12, 2006.
VOTING
      Holders of record of the Company’s Common Stock on March 27, 2006 will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. As of that date, there were 62,010,754 shares of Common Stock outstanding and entitled to vote. The presence in person or by proxy of persons holding a majority, or 31,005,378, of these shares will constitute a quorum for the transaction of business. Each share of Common Stock entitles the holder to one vote on each matter that may properly come before the Annual Meeting. Stockholders are not entitled to cumulative voting in the election of directors. Abstentions will be counted in determining whether a quorum is present for the Annual Meeting and will be counted as a vote against any proposal, other than the election of directors. If a stockholder holds shares through a nominee, such as a brokerage firm, and such nominee does not have discretionary voting power with respect to a proposal and has not received voting instructions from the beneficial owner, a broker “non-vote” occurs. Broker non-votes are counted in determining whether a quorum is present.
PROPOSAL ONE:
ELECTION OF DIRECTORS
      The Board of Directors is elected by and accountable to the stockholders. The Board of Directors is comprised of seven directors. The directors are divided into three classes comprised as follows: two directors each in Class A and Class C, and three directors in Class B. Generally, one class is elected each year for a three-year term. The two nominees for election as directors to serve a regular three-year term until the annual meeting of stockholders in 2009, or until their respective successors are elected and qualified, are Thomas P. Smith and Matthew R. McBrady. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. The two nominees for director receiving the highest number of votes will be elected to the Board of Directors. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.
      Unless marked otherwise, proxies received will be voted FOR the election of each of the nominees named below.
      If any nominee is unable or unwilling to serve as a director at the date of the Annual Meeting or any postponement or adjournment thereof, the proxies may be voted for a substitute nominee, designated by the proxy holders or by the present Board of Directors to fill such vacancy, or for the other nominees named without nomination of a substitute, or the number of directors may be reduced accordingly. The Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve if elected a director.
      The Board of Directors recommends a vote FOR the election of Thomas P. Smith and Matthew R. McBrady.
      The following table sets forth certain information about each nominee for election to the Board of Directors, each continuing director and additional executive officers of the Company.

			Director or	Expiration of
Name	Age	Positions	Officer Since	Current Term

Nominees for Election
Class C (for three-year term)
Thomas P. Smith	38	President and Director	1993	2006
Mathew R. McBrady(1)(2)	35	Director	2000	2006
Directors Continuing in Office
Class A
Phillips W. Smith	68	Chairman of the Board of Directors	1993	2007
Bruce R. Culver(1)(2)(3)	60	Director	1994	2007
Class B
Patrick W. Smith	35	Chief Executive Officer and Director	1993	2008
Mark W. Kroll(3)	54	Director	2003	2008
Judy Martz(1)(3)	62	Director	2005	2008
Additional Executive Officers
Kathleen C. Hanrahan	42	Chief Operating Officer	2000	—
Daniel M. Behrendt	41	Chief Financial Officer	2004	—

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating Committee.
Directors
      Nominees for Election at the Annual Meeting
      Thomas P. Smith, President and Director. Mr. Smith has served as President of the Company since April 1994 and as a director since 1993. He is a co-founder of the Company. Mr. Smith holds a B.S. degree in Ecology and Evolutionary Biology from the University of Arizona and a M.B.A. degree from Northern Arizona University.

      Matthew R. McBrady Ph.D., Director. Dr. McBrady has served as a director of the Company since January 2001. From August 1998 though July 1999, Dr. McBrady served as a member of the staff of President Clinton’s Council of Economic Advisers. In December 1997, Dr. McBrady began working as a financial and analytical consultant for Avenue A, Inc., an internet marketing company, and served as its vice president of analytics from June 1999 through October 1999. Dr. McBrady taught corporate finance and economic courses at the University of Southern California during the summer terms of 1997 and 1998, at Harvard University from September 1996 through May 1997, at Harvard Business School during the spring term of 1998, and taught advanced corporate finance at the Wharton School of Business at the University of Pennsylvania from September 2002 through May 2003. Dr. McBrady currently teaches business administration at the Darden Graduate School of Business Administration at the University of Virginia and has held that position since 2003. Dr. McBrady holds a B.A. degree in Economics from Harvard University, a M.S. degree in International Economics from Oxford University (UK), and a Ph.D. degree in Business Economics from Harvard University.
      Incumbent Directors Whose Terms of Office Continue After the Annual Meeting
      Phillips W. Smith Ph.D., Chairman of the Board of Directors. Dr. Smith has served as a director of the Company since 1993. From 1999 to December 2004, Dr. Smith has served as Director of Investor Relations with the Company. Dr. Smith was Chairman of the Board of Pentawave from January 1999 through October 2000 and its Chief Executive Officer from January through March 1999. From June 1990 to September 1997, Dr. Smith served as the President and Chief Executive Officer of Zycad Corporation, a developer of engineering and manufacturing applications software. Dr. Smith holds a B.S.E. degree from West Point, a M.B.A. degree from Michigan State University, and a Ph.D. degree in Business Administration from St. Louis University.
      Bruce R. Culver, Director. Mr. Culver has served as a director of the Company since January 1994. Currently he is the CEO and Chairman of IdealHire, Inc. a recruitment software company he founded in 2001. In 1990, Mr. Culver co-founded and was Chairman of Professional Staff, p.l.c. (PSTF), in England, a human resource staffing company, and served on its Board of Directors until 2001. In March 1993, Mr. Culver acquired California Distribution, a company providing warehouse, transportation and distribution services. In 1985 Mr. Culver founded Lab Support, Inc., now called On Assignment, Inc. (ASGN) and served as its Chairman and a director until 1990. Mr. Culver also serves on the Board of Digital Map Products, Inc. From 1997 until 2001 Mr. Culver served on the Board of Pentawave, Inc., becoming its Chairman in October 2000. Mr. Culver holds B. Sc. and M.S. degrees in Chemistry from University of South Dakota and Montana State University.
      Patrick W. Smith, Chief Executive Officer and Director. Mr. Smith has served as Chief Executive Officer and as a director of the Company since 1993. He is a co-founder of the Company. Mr. Smith holds a B.S. degree in Biology and Neurobiology from Harvard University, an M.B.A. degree from the University of Chicago, and a Masters Degree in International Finance from the University of Leuven in Leuven, Belgium.
      Mark W. Kroll Ph.D., Director. Dr. Kroll has served as a director of the Company since January 2003. He recently retired (July 2005) from St. Jude Medical Inc., where he held various executive level positions since 1995, most recently as Senior Vice President and Chief Technology Officer, Cardiac Rhythm Management Division. Dr. Kroll holds a B.S. degree in Mathematics and a M.S. degree and a Ph.D. degree in Electrical Engineering from the University of Minnesota and a M.B.A. degree from the University of St. Thomas. Dr. Kroll is a director of Haemonetics (NYSE: HAE) and several private companies.
      Judy Martz, Director. Ms. Martz has served as a director of the Company since April 2005. From January 2001 through January 2004, Ms. Martz was Governor of the State of Montana and was Lieutenant Governor of the State of Montana from January 1996 through January 2000. From 1989 through 1995 Ms. Martz served as state representative for U.S. Senator Conrad Burns and campaigned with Governor Marc Racicot during part of 1995 and 1996.

Executive Officers
      See above biographical information for Patrick W. Smith and Thomas P. Smith who are also executive officers of the Company.
      Kathleen C. Hanrahan, Chief Operating Officer. Ms. Hanrahan has served as the Company’s Chief Operating Officer since November 2003. Ms. Hanrahan first joined the Company in January 1996 as an internal controls consultant and served as its controller from March 1996 to November 2000 and also served as the Company’s Chief Financial Officer from November 2000 through May 2004. From January 1989 through January 1996, Ms. Hanrahan served as Director of Administrative Services for Kachina Testing Laboratories which included the functions of controller, human resources and manufacturing support.
      Daniel M. Behrendt, Chief Financial Officer. Mr. Behrendt has served as Chief Financial Officer of the Company since April 2004. From 1998 through 2004, Mr. Behrendt served in a number of financial management positions for the Imperial Home Décor Group, including Director of Financial Planning and Analysis, Vice President and Corporate Controller and finally Senior Vice President and Chief Financial Officer. From 1995 to 1998, Mr. Behrendt served as the Manager of Business Planning and Analysis for Teledyne Fluid Systems, a division of Allegheny Teledyne. From 1991 to 1995, Mr. Behrendt served as Manager, Business Planning and Analysis for PCC Airfoils, Inc. Mr. Behrendt holds a B.S. degree in Accounting, Cum Laude, from Mount Union College and a M.B.A. degree from The Weatherhead School of Management at Case Western Reserve University.
      Each officer serves at the discretion of our Board of Directors. No officer is subject to an agreement that requires the officer to serve the Company for a specified number of years although we have entered into employment related agreements with each of our officers. These agreements require notice of termination by the Company in certain situations that are described in further detail in this proxy statement under the heading “Executive Compensation — Employment Agreements and Other Arrangements.”
Meetings of the Board of Directors
      During the year ended December 31, 2005, the Board of Directors held four meetings. The Board also acted during 2005 by unanimous written consent in lieu of a meeting on three occasions, as permitted by Delaware law and the Company’s bylaws. Each director attended at least 75% of all Board and applicable Committee meetings during fiscal 2005.
Committees of the Board of Directors
      The Company maintains a standing Compensation Committee, Nominating Committee, and Audit Committee. Messrs. Culver and McBrady are members of the Compensation Committees; Messrs. Culver, Kroll and Ms. Martz are the members of the Nominating Committee; and Messrs. McBrady, Culver and Ms. Martz are the members of the Audit Committee.
      The Compensation Committee held two meetings during the year ended December 31, 2005. The members of the Compensation Committee, Dr. McBrady and Mr. Culver, are independent directors within the meaning of that term under applicable Securities and Exchange Commission (“SEC”) and NASDAQ rules. Among other matters, the Compensation Committee determines salaries, stock options and bonuses and considers employment agreements for elected officers of the Company, and prepares reports on these matters; considers, reviews and grants options under the Company’s compensation plans and administers the plans; and considers matters of director compensation, benefits and other forms of remuneration. The report of the Compensation Committee for the year ended December 31, 2005 is included in this Proxy Statement.
      The Nominating Committee is charged with, among other matters, identifying qualified candidates for nomination for election to the Board of Directors, obtaining the consent of the candidates to the nomination, and nominating such consenting candidates for election; and reviewing and making recommendations to the Board of Directors concerning the composition and size of the Board and its committees. The Nominating Committee held one meeting during the year ended December 31, 2005. Messrs. Culver, Kroll and Ms. Martz are independent under the applicable NASDAQ listing standards. The Nominating Committee will consider nominees recommended by stockholders provided such recommendations are made in accordance with procedures described in this Proxy Statement under “Stockholder Proposals.” When considering a potential director candidate, the Nominating Committee looks for demonstrated character, judgment, relevant business, functional and industry experience, and a high degree of acumen. The Nominating Committee’s process for identifying and evaluating nominees typically involves a series of internal discussions, review of information concerning candidates and interviews with selected candidates. There are no differences in the manner in which the Nominating Committee evaluates nominees for director based on whether the nominee is recommended by a stockholder. The Company does not pay any third party to identify or assist in identifying or evaluating potential nominees. The charter of the Nominating Committee was attached as Appendix A to the Company’s proxy statement for its annual meeting of stockholders held on April 29, 2004.
      Among other things, the function of the Audit Committee is to exercise its sole authority with respect to the selection of the Company’s independent registered public accounting firm and the terms of their engagement; review the policies and procedures of the Company and management with respect to maintaining the Company’s books and records; review with the independent registered public accounting firm, upon the completion of their audit, the results of the auditing engagement and any other recommendations the independent registered public accounting firm may have with respect to the Company’s financial, accounting or auditing systems; and review with the independent registered public accounting firm, upon the completion of their quarterly review of the Company’s financial statements, the results of the quarterly review and any other recommendations the independent registered public accounting firm may have in connection with their review. The Audit Committee operates under a written charter which was adopted effective February 15, 2001 (as amended on May 1, 2003). Dr. McBrady, Mr. Culver and Ms. Martz are independent directors within the meaning of that term under applicable SEC and NASDAQ rules. The Audit Committee held four meetings during the year ended December 31, 2005. The report of the Audit Committee for the year ended December 31, 2005 is included in this Proxy Statement.
Audit Committee Financial Expert
      Dr. Matthew R. McBrady, a director of the Company, is an audit committee financial expert within the meaning of that term under applicable rules promulgated by the SEC.
Director Independence
      The Board of Directors assesses director independence on an annual basis. In February 2006, the Board of Directors determined that Messrs. Culver, McBrady, Kroll and Ms. Martz are all “independent directors” under applicable SEC rules and applicable NASDAQ listing standards.
Stockholder Communications with Directors
      Stockholders may communicate with members of the Board of Directors by mail addressed to the Chairman, any other individual member of the Board, to the full Board, or to a particular committee of the Board. In each case, such correspondence should be sent to the Company’s headquarters at 17800 North 85th Street, Scottsdale, AZ 85255.
      Directors are encouraged by the Company to attend each annual meeting of stockholders if their schedules permit. All directors attended the 2005 annual meeting of stockholders. All of the directors are expected to be in attendance at the Annual Meeting.
Shareholder Derivative Litigation
      Beginning on or about January 11, 2005, numerous shareholder derivative actions were filed against the Company’s officers and directors. Such actions have been filed in the United States District Court for the District of Arizona, the Arizona Superior Court in Maricopa County, and the Delaware Chancery Court in New Castle County. The derivative actions pending in the Arizona Superior Court and the Delaware Chancery Court have been stayed pending resolution of the consolidated Arizona District Court action. The plaintiffs in the Arizona District Court action filed a consolidated complaint on May 13, 2005. The Company and the individual defendants filed motions to dismiss the consolidated complaint on August 19, 2005. On March 17, 2006, the court issued an order denying the motions to dismiss.
      The complaints generally allege that the individual defendants breached the fiduciary duties that they owe to the Company and its shareholders by reason of their positions as officers and/or directors of the Company. The complaints claim that such duties were breached by defendants’ disclosure of allegedly false or misleading statements about the safety and effectiveness of Company products and the Company’s financial results. The complaints also claim that fiduciary duties were breached by defendants’ alleged use of non-public information regarding the safety of Company products and the Company’s financial condition and future business prospects to commit insider trading of the Company’s stock. The derivative plaintiffs seek damages and restitutionary, equitable, injunctive and other relief. The Company is named solely as a nominal defendant against which no recovery is sought.
Code of Ethics
      The Company has adopted a Code of Ethics which is applicable to all employees, directors and consultants of the Company. A copy of the Company’s Code of Ethics is published and available on the Company’s website at www.TASER.com. The Company intends to disclose future amendments to provisions of the Code of Ethics, or waivers of such provisions granted to executive officers, on the Company’s website within four business days following the date of such amendment or waiver.
Family Relationships
      Mr. Thomas P. Smith and Mr. Patrick W. Smith are Dr. Phillips W. Smith’s sons. No other family relationships exist among the Company’s directors and executive officers.
COMPENSATION OF DIRECTORS
      Members of the Board of Directors who are officers of the Company are not separately compensated for serving on the Board of Directors. Directors who are not officers of the Company are paid $7,500 per quarter and are eligible to receive option grants under the 2004 Outside Directors Stock Option Plan. The chairman of the Audit Committee receives an additional $2,500 per quarter, each of the chairman of the Board of Directors and the chairman of the Compensation Committee receives an additional $1,250 per quarter. In March 2006, the Board of Directors amended the 2004 Outside Directors Stock Option Plan by changing the initial grant of stock options from 60,000 shares on a post split-adjusted basis to $150,000 in face value of Company common stock underlying options based on the exercise price which is equal to the closing stock price as reported by NASDAQ on the day before the grant date. Based on a closing price of the Company’s stock on April 3, 2006 of $10.42, the initial grant would be options for 14,395 shares after this amendment, compared to options for 60,000 shares prior to this amendment. There was no change to the vesting schedule. In addition, in March 2006, the Board of Directors amended the 2004 Outside Directors Stock Option Plan by changing the subsequent grant of stock options from 24,000 shares on a post split-adjusted basis to $40,000 in face value of Company common stock underlying options based on the exercise price which is equal to the closing stock price as reported by NASDAQ on the day before the grant date. Based on a closing price of the Company’s stock on April 3, 2006 of $10.42, the subsequent grant would be options for 3,839 shares after this amendment, compared to options for 24,000 shares prior to this amendment. There was no change to the vesting schedule. All directors are also reimbursed for expenses incurred in connection with attendance at meetings. Ms. Martz was granted a stock option in April 2005 to purchase 60,000 shares of Common Stock as her initial option grant under the 2004 Outside Directors Stock Option Plan, which option shall become exercisable as to 1/4th of the shares subject to the option on the day before the annual meeting of stockholders of each year or, if no such meeting is held, on each anniversary of the date of grant. Each of Ms. Martz, Dr. Kroll, Dr. McBrady, and Mr. Culver were granted a stock option in April 2005 to purchase 24,000 shares of Common Stock at an exercise price of $8.81 per share as a subsequent option grant under the 2004 Outside Directors Stock Option Plan, which options shall become exercisable as to 1/3rd of the shares subject to the option on the day before the annual meeting of stockholders of each year or, if no such meeting is held, on each anniversary of the date of grant.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      It is the Company’s policy that all related party transactions will be reviewed by its Board of Directors and the Audit Committee. It is the policy of the Company’s Board of Directors that all proposed transactions by the Company with its directors, officers, five-percent stockholders and their affiliates be entered into or approved only if such transactions are on terms no less favorable to the Company than it could obtain from unaffiliated parties, are reasonably expected to benefit the Company and are approved by the Audit Committee. The Audit Committee is authorized to consult with independent legal counsel at the Company’s expense in determining whether to approve any such transaction.

Aircraft charter
      The Company charters an aircraft for business travel from Four Futures Corporation, which is wholly-owned by Thomas P. Smith, President of the Company, and his family. For the year ended December 31, 2005, the Company incurred charter expenses of approximately $434,000 to Four Futures Corporation and Thomas P. Smith. Any personal use of the aircraft by Mr. Smith is billed to Four Futures Corporation for reimbursement. For the year ended December 31, 2005, the Company billed approximately $5,000 to Four Futures Corporation for personal use of the aircraft. At December 31, 2005, the Company had an outstanding payable of approximately $67,000 to Four Futures Corporation and Thomas P. Smith, and no amounts due from Four Futures Corporation. The Company believes that the rates charged by Four Futures Corporation are equal to or below commercial rates the Company would pay to charter similar aircraft from independent charter companies.
      The Company also charters an aircraft for business travel from Thundervolt, LLC, which is wholly owned by Patrick W. Smith, Chief Executive Officer of the Company, and Phillips W. Smith, Chairman of the Company’s Board. For the year ended December 31, 2005, the Company incurred charter expenses of approximately $419,000 to Thundervolt, LLC. Any personal use of the aircraft by Patrick, Phillip or Thomas Smith is billed to Thundervolt, LLC, or directly to the individual, for reimbursement. For the year ended December 31, 2005, the Company billed approximately $470,000 in the aggregate to Thundervolt, LLC, Patrick W. Smith, Phillips W. Smith and Thomas P. Smith for personal use of the aircraft. At December 31, 2005, the Company had an outstanding payable of approximately $56,000 to Thundervolt, LLC and $152,000 outstanding receivable in the aggregate from Thundervolt, LLC, Patrick W. Smith , Thomas P. Smith and Mark Kroll, a Board member of the Company. The Company believes that the rates charged by Thundervolt, LLC are equal to or below commercial rates the Company would pay to charter similar aircraft from independent charter companies.

TASER Foundation
      In November 2004, the Company established the TASER Foundation. The TASER Foundation is a 501(c)3 non-profit corporation and has made application to the IRS for tax exempt status. The TASER Foundation’s mission is to honor the service and sacrifice of local and federal law enforcement officers in the United States and Canada lost in the line of duty by providing financial support to their families. Patrick W. Smith, Thomas P. Smith and Daniel M. Behrendt, all officers of the Company, also serve on the Board of Directors of the TASER Foundation. Over half of the initial $1 million endowment was contributed directly by TASER International, Inc. employees. The Company bears all administrative costs of the TASER Foundation in order to ensure 100% of all donations are distributed to the families of fallen officers. For the year ended December 31, 2005, the Company incurred approximately $119,000 in such administrative costs. In addition, for the year ended December 31, 2005, the Company contributed $325,000 to the TASER Foundation.

Consulting services
      Beginning in August 2005, the Company agreed to pay Mark Kroll, a member of the Board of Directors, a retainer of $8,000 per month to provide consulting services. The cumulative expense for the period ended December 31, 2005 was approximately $42,000. At December 31, 2005, the Company had accounts payable of approximately $42,000 related to these services.

REPORT OF THE AUDIT COMMITTEE*
Board of Directors
TASER International, Inc.
      The Audit Committee of the Board of Directors was established pursuant to the Company’s Bylaws. The Board of Directors approved a revised Audit Committee Charter on May 1, 2003. Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing opinions on the conformity of those audited financial statements with generally accepted accounting principles, the effectiveness of the Company’s internal control over financial reporting and management’s assessment of internal control over financial reporting. The Audit Committee’s responsibility is generally to monitor and oversee these processes, as described in the Audit Committee Charter.
      The members of the Audit Committee are Dr. Matthew R. McBrady (Chairman), Mr. Bruce R. Culver and Ms. Judy Martz. Each member of the Audit Committee is independent in the judgment of the Company’s Board of Directors and as required by the rules of the Securities Exchange Commission and the listing standards of The NASDAQ Stock Market.
      With respect to the year ended December 31, 2005, in addition to its other work, the Audit Committee:

•	Reviewed and discussed with the Company’s management and the independent registered public accounting firm the audited financial statements of the Company as of December 31, 2005 and for the year then ended;

•	Discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees); and

•	Received from the independent registered public accounting firm the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent registered public accounting firm such firm’s independence.
      Based upon the review and discussions summarized above, together with the Committee’s other deliberations, the Committee recommended to the Board of Directors that the audited financial statements of the Company, as of December 31, 2005 and for the year then ended, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC. The Committee also appointed Grant Thornton, LLP as the independent registered public accounting firm of the Company for the fiscal year ended December 31, 2006.
February 13, 2006

Matthew R. McBrady, Chairman
Bruce R. Culver
Judy Martz

*	The foregoing Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by express reference therein.

EXECUTIVE COMPENSATION
Cash and Non-Cash Compensation Paid To Certain Executive Officers
      The following table sets forth information regarding compensation earned by, paid to or granted to the Company’s Chief Executive Officer, President, Chief Operating Officer, and Chief Financial Officer for all services rendered to the Company during 2005, 2004 and 2003. The Company has no other executive officers.
Summary Compensation Table

				Long Term
	Annual Compensation			Compensation

	Fiscal			Securities Underlying
Name and Principal Position	Year	Salary	Bonus	Options (#)

Patrick W. Smith	2005	$230,000	—	74,100
Chief Executive Officer	2004	$220,000	—	276,068
	2003	$200,000	—	828,000
Thomas P. Smith	2005	$230,000	—	74,100
President	2004	$220,000	—	276,068
	2003	$200,000	—	828,000
Kathleen C. Hanrahan	2005	$216,000	—	50,800
Chief Financial Officer through May 2004 and	2004	$200,000	—	215,518
Chief Operating Officer from November 2002	2003	$180,000	$10,000	727,200
Daniel M. Behrendt	2005	$216,000	—	101,600
Chief Financial Officer from May 2004	2004	$127,453	—	95,518
Option Grants in Last Fiscal Year
      The following table sets forth certain information regarding options granted in 2005 to the Company’s Chief Executive Officer, President, Chief Operating Officer and Chief Financial Officer:

	Individual Grants

		Percent of
		Total			Potential Realizable Value
	Number of	Options			at Assumed Annual Rates
	Securities	Granted to			of Stock Price Appreciation
	Underlying	Employees	Exercise or		Option Term
	Options	in Fiscal	Base Price	Expiration
Name	Granted(1)	Year	($/sh)	Date	5%(2)	10%(2)

Patrick W. Smith	74,100	4.78%	$8.81	4/20/2015	$410,556	$1,040,429
Thomas P. Smith	74,100	4.78%	$8.81	4/20/2015	$410,556	$1,040,429
Kathleen C. Hanrahan	50,800	3.28%	$8.81	4/20/2015	$281,461	$713,276
Daniel M. Behrendt	101,600	6.55%	$8.81	4/20/2015	$562,921	$1,426,553

(1)	Each stock option becomes exercisable at the rate of 11.11% at the end of each month following the April 22, 2005, the date of grant, with 100% of such options vesting on December 31, 2005, and has a maximum term of 10 years from the date of grant. Vesting may be accelerated under certain circumstances in connection with an acquisition of the Company or a change of control. The exercise price may be paid in cash, shares of common stock or through a cashless exercise procedure involving a same-day sale of the purchased shares.

(2)	No assurance can be given that the actual stock price appreciation over the 10-year option term will be at the assumed 5% or 10% levels or at any other defined level. The rates of appreciation are specified by the rules of the Securities and Exchange Commission and are for illustrative purposes only; they do not represent our estimate of future stock price. Unless the market price of the common stock does, in fact, appreciate over the option term, no value will be realized from the option grant. The exercise price of each of the options was equal to the closing sales price of the common stock as quoted on The NASDAQ National Market on the date of grant.

Aggregate Option Exercises In Last Fiscal Year and Fiscal Year End Option Values
      The following table sets forth certain information regarding options exercised by the Company’s Chief Executive Officer, President, Chief Operating Officer and Chief Financial Officer during 2005 and the number and value of unexercised options held by the Company’s Chief Executive Officer, President, Chief Operating Officer and Chief Financial Officer on December 31, 2005.

			Number of Securities		Value of Unexercised
			Underlying Options at		In-the-Money Options
	Shares		Fiscal Year End (#)		at Fiscal Year End($)(1)
	Acquired On	Value
Name	Exercise (#)	Received	Exercisable	Unexercisable	Exercisable	Unexercisable

Patrick W. Smith	290,000	$1,906,100	889,168	21,000	$2,950,628	$138,691
Thomas P. Smith	170,000	$1,116,500	909,168	21,000	3,150,917	139,370
Kathleen C. Hanrahan	—	—	339,726	18,200	1,398,809	120,787
Daniel M. Behrendt	—	—	150,451	26,667	—	—

(1)	Based on the closing price on The NASDAQ National Market of the Common Stock of the Company on December 30, 2005 of $6.96. Values indicated reflect the difference between the exercise price of the exercisable and unexercisable options and the closing price of the Company’s common stock on December 30, 2005.
Employment Agreements and Other Arrangements
      In July 1998, the Company entered into employment agreements with Patrick W. Smith, Thomas P. Smith and Kathleen C. Hanrahan. The agreements were for an initial three-year term ended June 30, 2001, and were automatically renewed for a two-year term on such date and were automatically renewed for a two year term on June 30, 2003 and such agreements will be automatically renewed every two years thereafter unless the Company gives the officer who is a party to each such agreement a one-year prior notice of termination, if the termination is without cause. In May 2004, the Company entered into an employment agreement with Daniel M. Behrendt pursuant to which he agreed to serve as its Chief Financial Officer. The agreements provided for an annual base compensation amount, which may be increased based on performance. In January 2005, the Company increased Messrs. Patrick and Thomas Smith’s annual base compensation to $230,000 and increased Ms. Hanrahan’s and Mr. Behrendt’s annual base compensation to $216,000. The Company may terminate these agreements with or without cause. Should it terminate the agreements without cause, upon a change of control or upon their death or disability, the Company’s Chief Executive Officer, President, Chief Operating Officer and/or Chief Financial Officer is entitled to compensation equal to 12 months of salary in the event of termination without cause, 24 months of salary in the event of a change of control and 18 months of salary in the event of death or disability.

STOCK PERFORMANCE GRAPH
      Notwithstanding any statement to the contrary in any of the Company’s previous or future filings with the Securities and Exchange Commission, the following information relating to the price performance of the Company’s common stock shall not be deemed “filed” with the Commission or “soliciting material” under the Securities Exchange Act of 1934 and shall not be incorporated by reference into any such filings.
      The following graph shows a comparison from June 7, 2001 (the date the Company’s common stock commenced trading on The NASDAQ National Market) through December 31, 2005 of cumulative total return for the Company’s common stock, The NASDAQ National Market Index, and the Russell 3000 Index. Such returns are based on historical results and are not intended to suggest future performance. Data for The NASDAQ National Market Index, and the Russell 3000 Index assume reinvestment of dividends. The Company has never paid dividends on its common stock and has no present plans to do so.
CUMULATIVE TOTAL RETURN
COMPARISON OF 55 MONTH CUMULATIVE TOTAL RETURN*
AMONG TASER INTERNATIONAL, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE RUSSELL 3000 INDEX

*	$100 invested on 6/7/01 in stock or on 5/31/01 in index-including reinvestment of dividends. Fiscal year ending December 31.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION*
      The Compensation Committee of the Board of Directors is comprised of two non-employee directors of the Company who are “independent” as defined by the corporate governance listing standards of NASDAQ. During fiscal 2005, the Compensation Committee was comprised of Mr. Bruce Culver and Dr. Matthew McBrady. The Compensation Committee met two times in fiscal 2005.
ROLE OF THE COMPENSATION COMMITTEE
      The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of the Company’s CEO and other executive officers, evaluate the CEO’s performance in light of those goals and objectives and determines and approves the CEO’s and other executive officers’ compensation. At or near the beginning of each fiscal year, the Compensation Committee typically establishes base salary levels for the CEO and the other executive officers of the Company. In addition, the Compensation Committee administers the bonus plan and the Company’s stock option plans.
EXECUTIVE COMPENSATION PRINCIPLES
      The Company’s compensation program is designed to attract, motivate and retain highly qualified individuals necessary to achieve the Company’s business and financial objectives. It does so by balancing short-term and long-term financial objectives, building stockholder value and rewarding individual and corporate performance. On that basis, the Compensation Committee believes that executive officer compensation should be influenced by the Company’s performance.
      The Company’s executive compensation program is currently comprised of four major elements: annual base salary, incentive cash bonuses, equity compensation, and compensation and employee benefits generally available to all Company employees.
      The Compensation Committee reviews the base salaries of the executive officers each year. When setting base salaries, the Compensation Committee reviews the performance objectives for the Company as a whole, as well as the performance objectives for each of the individual officers relative to their respective areas of responsibility. The Compensation Committee may also consider the salaries of executive officers in similar positions with comparably sized companies. This review encompasses the objectives for both the immediately preceding fiscal year and the upcoming fiscal year. The operating objectives are reviewed and approved by the Board of Directors.
      The Compensation Committee also believes that providing employees with an equity stake in the Company is important to encourage them to act in the best interests of the Company’s stockholders. Long-term equity incentives for executive officers are provided through grants of stock options under the Company’s stock option plans. The value of stock options generally can be realized by an executive officer only if the price of the Company’s common stock increases above its fair market value on the grant date and the executive officer remains employed by the Company for the period required for the options to vest. The Company’s goal is to have market-competitive equity incentive programs that encourage employees to act as owners of the business. A guiding principle also suggests that incentive compensation should be a greater part of total compensation for more senior employees, as an increased portion of compensation is payable based on achievement of the Company’s performance goals.

*	The foregoing Compensation Committee Report on Executive Compensation will not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed filed under such Acts.

      Quarterly incentive cash bonuses may be payable to officers and employees under the Company’s Share the Success Bonus Plan. The Compensation Committee may in its discretion approve quarterly payments under the Share the Success Bonus Plan in conjunction with its review of the Company’s quarterly operating results. A bonus pool is established based on eligible individuals’ participation level and is predicated on a percent of the Company’s quarterly net profit.
      The Company’s compensation program is designed to provide competitive levels of compensation. The base salaries and incentive compensation of, and equity awards granted to, Company executive officers are determined in part by the Compensation Committee’s discretionary evaluation of a number of factors including surveys of competitive salaries and equity practices for similar positions, as well as individual and corporate performance.
      CEO Compensation. The Compensation Committee uses the same factors and criteria described above in making compensation decisions regarding the CEO. Mr. Smith’s base salary was increased to $230,000 in fiscal 2005 based on competitive salary surveys. In fiscal 2005, Mr. Smith was not paid any cash bonus. During fiscal 2005, Mr. Smith was granted options to acquire 74,100 shares of common stock at an exercise price of $8.81 per share. For additional information concerning these option grants, including vesting information, refer to the table under “Option Grants in Last Fiscal Year,” at page 10, above. The Compensation Committee determined that the amounts of the grants and the vesting terms provide an appropriate long-term incentive for Mr. Smith.
      The Compensation Committee believes that Mr. Smith’s fiscal 2005 compensation was: consistent with our pay-for-performance philosophy, commensurate with the Company’s fiscal 2005 operating objectives, and reasonable based on the Company’s overall performance in fiscal 2005.
      Tax Code Concerns. Section 162(m) of the Internal Revenue Code disallows a corporate income tax deduction for executive compensation paid to senior executives in excess of $1,000,000 per year, unless that income meets permitted exceptions. We anticipate that a substantial portion of each executive officer’s compensation will be “qualified performance-based compensation,” that is not limited under Internal Revenue Code Section 162(m). Therefore, we do not currently anticipate that any executive officer’s compensation will exceed that limitation of deductibility in fiscal 2006. We intend to review the deductibility of executive compensation from time to time to determine whether any additional actions are advisable to maintain deductibility.

COMPENSATION COMMITTEE

Bruce R. Culver, Chairman
Matthew R. McBrady
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      No member of the Compensation Committee is, or was during or prior to fiscal 2005, an officer or employee of the Company or any of its subsidiaries. None of the Company’s executive officers serves as a director or member of the compensation committee of another entity in a case where an executive officer of such other entity serves as a director or member of the Compensation Committee of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
      The following table sets forth information, as of March 27, 2006, with respect to beneficial ownership of the Company’s Common Stock (the only class of shares of outstanding voting securities of the Company) by each director or nominee for director, by each named executive officer, by all directors and officers as a group, and by each person who is known to the Company to be the beneficial owner of more than five percent of the Company’s outstanding Common Stock.
      As of such date, there were 62,010,754 shares of Common Stock outstanding. The Company believes that, except as otherwise described below, each named beneficial owner has sole voting and investment power with respect to the shares listed.

	Amount and Nature
	of Beneficial
Name and Address of Beneficial Owner	Ownership	Percent of Class(1)

Bruce R. Culver(2)(3)	1,613,344	2.6%
Patrick W. Smith(2)(3)	2,881,376	4.6%
Phillips W. Smith(2)(3)(4)	409,075	*
Thomas P. Smith(2)(3)	1,800,256	2.9%
Judy Martz(2)	15,000	*
Matthew R. McBrady(2)	149,668	*
Mark W. Kroll(2)	176,332	*
Kathleen C. Hanrahan(2)(3)	357,926	*
Daniel M. Behrendt(2)(3)	154,896	*
All directors and executive officers as a group (9 persons)(3)	7,557,873	12.2%

*	less than 1%

(1)	Calculated based on number of outstanding shares as of March 27, 2006 which is 62,010,754 shares plus the total number of shares which the reporting person has the right to acquire within 60 days following March 27, 2006.

(2)	The address of such person is c/o 17800 North 85th Street, Scottsdale, Arizona 85255.

(3)	The shares shown as beneficially owned include 146,334 shares for Bruce R. Culver, 910,168 shares for Patrick W. Smith, 76,575 shares for Phillips W. Smith, 930,168 shares for Thomas P. Smith, 15,000 shares for Judy Martz, 149,668 shares for Matthew R. McBrady, 134,666 shares for Mark W. Kroll, 357,926 shares for Kathleen C. Hanrahan, 154,896 shares for Daniel M. Behrendt, and 2,875,401 shares for the group, which such persons and the group have the right to acquire by exercise of stock options or warrants within 60 days following March 27, 2006.

(4)	The shares beneficially owned by Phillips W. Smith include 332,500 shares held of record by the Phillips W. Smith Family Trust.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10 percent beneficial owners are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely on a review of the copies of such reports furnished to the Company and written representations from reporting persons that no other reports were required, to the Company’s knowledge, such persons complied with all of the Section 16(a) filing requirements applicable to them with respect to 2005, except Patrick W. Smith, Thomas P. Smith, Judy

Martz and Kathleen C. Hanrahan each filed one late Form 4 with respect to one transaction and Judy Martz filed a Form 3 late with respect to her initial ownership report.
PROPOSAL TWO:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
      The Audit Committee has appointed Grant Thornton LLP, independent registered public accounting firm, to audit the consolidated financial statements of the Company for the year ending December 31, 2006. Grant Thornton LLP has acted as independent registered public accounting firm for the Company since September 15, 2005. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.
      On September 15, 2005, the Company dismissed Deloitte & Touche LLP (“D&T”) as the Company’s independent registered public accounting firm. The decision to dismiss D&T was approved by the Audit Committee of the Board of Directors of the Company. The reports of D&T on the financial statements of the Company for the years ended December 31, 2004 and 2003 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, but did include an explanatory paragraph for the effects of a restatement of the financial statements for the year ended December 31, 2004. During the years ended December 31, 2004 and 2003 and through September 15, 2005, there were no disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of D&T, would have caused D&T to make reference thereto in its reports on the financial statements of the Company for such years. During the years ended December 31, 2004 and 2003 and through September 15, 2005, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except as described herein. As previously reported in the Company’s Form 10-KSB/A filed on May 23, 2005, the Company concluded that errors that led to the restatement of its financial statements for the year ended December 31, 2004 resulted from an inadequate control over the accounting for its stock option programs. The Company’s independent registered public accounting firm communicated to the Company that, under standards established by the Public Company Accounting Oversight Board, this control deficiency constituted a “material weakness” in our internal control over financial reporting. The Company furnished a copy of the above disclosures to D&T and requested that D&T furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above disclosures. A copy of such letter was attached as Exhibit 16.1 to the Current Report on Form 8-K filed with the SEC on September 15, 2005.
      On September 15, 2005, the Company engaged Grant Thornton LLP as its new independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2005 and to review the financial statements to be included in the Company’s quarterly report on Form 10-Q for the quarter ending September 30, 2005. Prior to the engagement of Grant Thornton LLP, neither the Company nor anyone on behalf of the Company consulted with Grant Thornton LLP during the Company’s two most recent fiscal years and through September 15, 2005, in any manner regarding either: (A) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (B) any matter that was the subject of either a disagreement or a reportable event (as defined in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K).
      Unless marked to the contrary, proxies received will be voted FOR ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006.
      The Board of Directors recommends a vote FOR ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2006 year.

Audit Fees
      The aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2005 and December 31, 2004 and for the review of the financial statements included in the Company’s Quarterly Reports on Form 10-QSB or 10-Q, as applicable, for those years were $815,574 and $215,057, respectively. The fees for 2005 included $186,825 related to audit of internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act.
Audit-Related Fees
      The aggregate fees billed for other audit-related services for the fiscal years ended December 31, 2005 and December 31, 2004 were $0 and $0, respectively.
Tax Fees
      The aggregate fees billed for services rendered to the Company for tax fees for the fiscal years ended December 31, 2005 and December 31, 2004 were $46,454 and $33,351, respectively. Tax services consist of tax compliance and consultation services.
All Other Fees
      The aggregate fees billed for services rendered to the Company, other than the services described above under “Audit Fees,” “Audit-Related Fees,” and “Tax Fees” for the fiscal years ended December 31, 2005 and December 31, 2004 were $20,000 and $500, respectively. The other fees in 2005 relate to the performance of a cost segregation study performed on our newly constructed corporate headquarters and manufacturing facility in Scottsdale, AZ.
      The Audit Committee has considered whether the provision by Grant Thornton LLP of non-audit services is compatible with Grant Thornton maintaining its independence.
Audit Committee Pre-Approval Procedures for Independent Auditor-Provided Services
      The Audit Committee of the Board of Directors has the sole authority to engage the Company’s outside auditing and tax preparation firms and must pre-approve all tax consulting and auditing arrangements. The Audit Committee also approves all non-audit services prior to the performance of any such service , except that the Company’s Chief Financial Officer in consultation with the Chairperson of the Audit Committee may pre-approve any non-audit service of $5,000 or less. Any non-audit services approved by the Chief Financial Officer and the Audit Committee Chairperson are reported to the full Audit Committee at the next meeting of the committee.
OTHER BUSINESS
      Management knows of no other matters that will be presented for action at the Annual Meeting. However, the enclosed proxy gives discretionary authority to the persons named in the proxy in the event that any other matters should be properly presented for action at the Annual Meeting.
STOCKHOLDER PROPOSALS
      To be eligible for inclusion in the Company’s proxy materials for the 2007 annual meeting of stockholders, a proposal intended to be presented by a stockholder for action at that meeting must, in addition to complying with the stockholder eligibility and other requirements of the SEC’s rules governing such proposals, be received not later than December 7, 2006 by the Secretary of the Company at the Company’s principal executive offices, 17800 North 85th Street, Scottsdale, Arizona 85255.
      Stockholders may bring business before an annual meeting only if the stockholder proceeds in compliance with the Company’s Bylaws, as amended. For business to be properly brought before the Annual Meeting by a stockholder, notice of the proposed business must be given to the Secretary of the Company in writing on or before the close of business on April 15, 2006. For business to be properly brought before the 2007 annual meeting of stockholders by a stockholder, notice of the proposed business must be given to the Secretary of the Company in writing on or before the close of business on April 15, 2007.
      The notice to the Company’s Secretary must set forth as to each matter that the stockholder proposes to bring before the meeting: (a) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption, and the reasons for conducting that business at the annual meeting; (b) the stockholder’s name and address as they appear on the records of the Company, business address and telephone number, residence address and telephone number, and the class and number of shares of each class of stock of the Company directly or beneficially owned by the stockholder; (c) any interest of the stockholder in the proposed business; (d) the name or names of each person nominated by the stockholder to be elected or re-elected as a director, if any; and (e) with respect to any such nominee, the nominee’s name, business address and telephone number, residence address and telephone number, the class and number of shares of each class of stock of the Company, if any, directly or beneficially owned by the nominee, all information relating to the nominee that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, under Regulation 14A of the Securities Exchange Act of 1934, as amended, or successor regulation, and a letter signed by the nominee stating the nominee’s acceptance of the nomination, the nominee’s intention to serve as a director if elected and consenting to being named as a nominee for director in any proxy statement relating to such election.
      The presiding officer at any annual meeting shall determine whether any matter was properly brought before the meeting in accordance with the above provisions. If the presiding officer should determine that any matter has not been properly brought before the meeting, he or she will so declare at the meeting and any such matter will not be considered or acted upon.
      A copy of the Company’s 2005 Annual Report on Form 10-K for the fiscal year ended December 31, 2005 will be available to stockholders without charge upon request to: Investor Relations, TASER International, Inc., 17800 North 85th Street, Scottsdale, Arizona 85255.
By Order of the Board of Directors,
/s/  DOUGLAS E. KLINT
Douglas E. Klint
Corporate Secretary
April 10, 2006

TASER INTERNATIONAL INC. 17800 N. 85TH STREET SCOTTSDALE, AZ 85255
VOTE BY INTERNET — www.proxyvote.com
 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
 If you would like to reduce the costs incurred by TASER International, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
VOTE BY PHONE — 1-800-690-6903
 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
 Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to TASER International, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	TASER1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TASER INTERNATIONAL, INC.

Vote on Directors

1.	TO ELECT TWO DIRECTORS:	For All	Withhold All	For All Except	Instruction: To withhold authority to vote for an individual nominee, mark "For All Except" and write the nominee's name on the line below.
Class C (three-year term)
(01) Thomas P. Smith
	(02) Mathew R. McBrady	☐	☐	☐

Vote on Proposal		For	Against	Abstain

2.	TO RATIFY APPOINTMENT OF GRANT THORNTON LLP as the Company’s independent registered public accounting firm for 2006.	☐	☐	☐

3.	AND TO TRANSACT SUCH OTHER BUSINESS, IN THEIR DISCRETION, AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

Please date and sign exactly as your name or names appear(s) above. If more than one name appears, all should sign. Persons signing as attorney, executor, administrator, trustee, guardian, corporate officer or in any other official or representative capacity, should also provide full title. If a partnership, please sign in full partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of TASER International, Inc., which will be held at 17800 North 85th Street, Scottsdale, Arizona 85255 beginning at 10:00 a.m. (Scottsdale time) on Wednesday, May 24, 2006.
Whether or not you plan to attend this meeting, please sign, date, and return your proxy form on the reverse side as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. If you attend the meeting, you may revoke your proxy, if you wish, and vote personally. It is important that your stock be represented.
                                                            Douglas E. Klint, Corporate Secretary

PROXY
TASER INTERNATIONAL, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 24, 2006
Solicited on Behalf of the Board of Directors of the Company
The undersigned hereby appoints Patrick W. Smith and Douglas E. Klint as proxies, each with full power of substitution, to vote all of the Common Stock that the undersigned is entitled to vote at the 2006 Annual Meeting of Stockholders of TASER International, Inc. to be held on Wednesday, May 24, 2006 beginning at 10:00 a.m. (Scottsdale time) and at any adjournments or postponements thereof on the matters set forth on the reverse side.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR, FOR APPROVAL OF GRANT THORNTON LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY, AND FOR THE APPLICABLE PROXIES VOTING IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
PLEASE SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.
(please sign on reverse side)